Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Susan C. Hyde	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-1151	212-308-3333
shyde@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Third Quarter Financial Results
Quarterly Revenues and FFO Ahead of 2007
New York, NY — November 6, 2008 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the third quarter ended September 30, 2008.
Commenting on the Company’s results, Wm. Polk Carey, Founder and Chairman, stated “I am pleased with our team’s fine performance during these challenging times. Combining corporate credit with important company properties and broad diversification has provided protection against adverse cycles. I am proud of our risk management and trust that we shall continue to be vigilant on behalf of our fellow investors.”
QUARTERLY AND NINE-MONTH RESULTS
▪	Total revenues net of reimbursed costs for the third quarter of 2008 were $55.3 million, as compared to $51.2 million for the comparable period in 2007, an increase of 8%. Total revenues net of reimbursed costs for the nine months ended September 30, 2008 were $149.8 million, as compared to $198.2 million for the comparable period in 2007. Results for the nine months ended September 30, 2007 were positively impacted by the recognition of the CPA®:16 — Global performance criterion and an out-of-period adjustment. Reimbursed costs are excluded from total revenues because they have no impact on net income.

▪	Funds from operations (FFO) for the third quarter of 2008, as per the attached table, were $33.5 million or $0.83 per diluted share, as compared to $32.2 million or $0.81 per diluted share for the comparable period in 2007. FFO for the nine months ended September 30, 2008 was $90.6 million or $2.25 per diluted share, as compared to $130.4 million or $3.28 per diluted share for the comparable period in 2007.

▪	Net income for the third quarter of 2008 was $19.2 million or $0.48 per diluted share, as compared to $20.4 million or $0.53 per diluted share for the comparable period in 2007. For the nine months ended September 30, 2008, net income was $56.1 million or $1.41 per diluted share, as compared to $73.2 million or $1.90 per diluted share for the comparable period in 2007.
SUPPLEMENTAL PERFORMANCE METRICS
▪	For the nine months ended September 30, 2008, adjusted cash flow from operations totaled $70.1 million, as compared to $68.1 million for the comparable period in 2007.

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▪	FFO from our real estate ownership segment increased in the third quarter of 2008 to $16 million or $0.40 per diluted share, compared to $15.2 million or $0.38 per diluted share in the third quarter of 2007. For the nine months ended September 30, 2008, FFO from this segment was $52.9 million or $1.31 per diluted share, compared to $46.9 million or $1.18 per diluted share for the comparable period in 2007.

▪	Earnings before interest, taxes, depreciation and amortization (EBITDA) from our investment management segment totaled $18.2 million this quarter or $0.45 per diluted share, compared to EBITDA in the third quarter of 2007 of $20 million or $0.50 per diluted share. For the nine months ended September 30, 2008, EBITDA from this segment was $48.7 million or $1.21 per diluted share, compared to $95.1 million or $2.39 per diluted share for the comparable period in 2007.

▪	Supplemental metrics have been adjusted on the accompanying comparability table to show how those measures would compare period-to-period after adjustment for CPA®:16 — Global meeting its performance criterion and the out-of-period adjustment, both of which positively affected 2007 results.

▪	Further information concerning these non-GAAP supplemental performance metrics is presented in the accompanying tables.
GROWTH IN ASSETS UNDER MANAGEMENT
▪	W. P. Carey is the advisor to the CPA® REITs, which had assets valued at approximately $8.7 billion as of September 30, 2008 — a 10% increase as compared to September 30, 2007.

▪	Since 2001, the Company’s assets under management on behalf of the CPA® REITs have more than tripled.

▪	As of September 30, 2008, the occupancy rate of our 18 million square foot owned portfolio was approximately 95%. In addition, for the 91 million square feet owned by the CPA® REITs, the occupancy rate was approximately 99%.
INVESTMENT AND FUNDRAISING ACTIVITY
▪	Through September 30, 2008, we have structured investments totaling $404 million, 53% of which were international. For the comparable period in 2007, investment volume was $950 million and included the $446 million Hellweg Die Profi-Baumärkte GmbH & Co. KG investment.

▪	CPA®:17 — Global began fundraising this year. Through November 5, 2008, we have raised in excess of $300 million on CPA®:17 — Global’s behalf.
DISTRIBUTIONS AND SHARE REPURCHASE
▪	The Board of Directors raised the quarterly cash distribution to $0.492 per share for the third quarter—the Company’s 30th consecutive distribution increase—

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which was paid on October 15, 2008 to shareholders of record as of September 30, 2008.

▪	In addition, our Board approved a share repurchase program authorizing the repurchase of up to $10 million of our outstanding shares during the period from October 13, 2008 through December 15, 2008.
“During a period of extraordinary financial market volatility, we produced another quarter of solid results,” said Gordon F. DuGan, President and CEO. “We are experiencing strong cash flows and benefit from a balance sheet that we kept underleveraged through the last credit cycle. Obviously, in this environment there are concerns about the potential effects of a possible increase in corporate defaults for all net lease investors. We attempt to mitigate the effects of corporate defaults by seeking to invest in critical operating facilities that companies will continue to utilize even during a downturn in their business and we invest our funds with a philosophy of broad portfolio diversification, especially by tenant and tenant industry. As we move toward 2009, we believe our business model of investing in long-term sale-leaseback transactions on behalf of our CPA® fund series is very well-positioned. Lastly, we believe that our financial conservatism through the last credit cycle should reap benefits for our business and our investors in the years to come.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register
Time: Thursday, November 6, 2008 at 11:00 AM (ET)
Call-in Number: 1-877-407-0782
(International) +1-201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853
(International) +1-201-612-7415
Replay Access Codes: Account # 286 and Conference ID # 299626. Please note that both access codes are required for playback. Replay Available until November 21, 2008 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC is an investment management firm that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global

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investment portfolio worth more than $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. Now in our 35th year, the W. P. Carey Group’s real estate holdings are highly diversified, comprising contractual agreements with approximately 300 tenants spanning 28 industries and 14 countries. www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues
Asset management revenue	$20,205	$18,648	$60,370	$63,886
Structuring revenue	10,818	9,778	17,403	67,809
Wholesaling revenue	1,517	—	4,145	—
Reimbursed costs from affiliates	11,303	3,422	32,749	10,141
Lease revenues	18,959	18,965	57,583	56,583
Other real estate income	3,834	3,764	10,261	9,879

	66,636	54,577	182,511	208,298

Operating Expenses
General and administrative	(17,013)	(12,323)	(48,242)	(47,624)
Reimbursable costs	(11,303)	(3,422)	(32,749)	(10,141)
Depreciation and amortization	(6,395)	(6,083)	(18,765)	(19,555)
Property expenses	(1,815)	(2,282)	(5,555)	(5,069)
Impairment charge	(538)	—	(538)	—
Other real estate expenses	(1,989)	(2,255)	(6,204)	(6,080)

	(39,053)	(26,365)	(112,053)	(88,469)

Other Income and Expenses
Other interest income	752	1,288	2,193	5,530
Income from equity investments in real estate and CPA® REITs	2,272	8,945	10,917	13,312
Minority interest in income	(103)	(505)	(496)	(3,911)
Gain on sale of investment in direct financing lease	1,103	—	1,103	—
(Loss) gain on sale of securities, foreign currency transactions and other, net	(1,566)	1,029	3,093	1,384
Interest expense	(5,004)	(5,269)	(14,579)	(15,271)

	(2,546)	5,488	2,231	1,044

Income from continuing operations before income taxes	25,037	33,700	72,689	120,873
Provision for income taxes	(5,839)	(11,396)	(20,405)	(48,813)

Income from continuing operations	19,198	22,304	52,284	72,060

Discontinued Operations
Income from operations of discontinued properties	—	422	3,863	2,534
Gain on sale of real estate, net	—	—	—	962
Impairment charges	—	(2,317)	—	(2,317)

(Loss) income from discontinued operations	—	(1,895)	3,863	1,179

Net Income	$19,198	$20,409	$56,147	$73,239

Basic Earnings Per Share
Income from continuing operations	$0.49	$0.58	$1.34	$1.89
(Loss) income from discontinued operations	—	(0.05)	0.10	0.03

Net income	$0.49	$0.53	$1.44	$1.92

Diluted Earnings Per Share
Income from continuing operations	$0.48	$0.58	$1.31	$1.87
(Loss) income from discontinued operations	—	(0.05)	0.10	0.03

Net income	$0.48	$0.53	$1.41	$1.90

Weighted Average Shares Outstanding
Basic	39,294,889	38,298,979	39,125,329	38,117,280

Diluted	40,299,073	39,601,853	40,293,094	39,718,522

Distributions Declared Per Share	$0.492	$0.472	$1.461	$1.401

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2008	2007
Cash Flows — Operating Activities
Net income	$56,147	$73,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	20,412	21,140
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(1,224)	(9,269)
Gain on sale of direct financing lease	(1,103)	—
Gain on sale of real estate, net	—	(962)
Minority interest in income	496	4,027
Straight-line rent adjustments	1,718	2,045
Management income received in shares of affiliates	(30,237)	(43,415)
Unrealized loss (gain) on foreign currency transactions, warrants and securities	324	(1,279)
Realized gain on foreign currency transactions, warrants and securities	(1,567)	(105)
Impairment charges	538	2,317
Stock-based compensation expense	5,894	3,795
Decrease in deferred acquisition revenue received	46,695	16,164
Increase in structuring revenue receivable	(8,845)	(50,253)
(Decrease) increase in income taxes, net	(6,527)	8,465
Decrease in settlement provision	(29,979)	—
Net changes in other operating assets and liabilities	(5,250)	(1,016)

Net cash provided by operating activities	47,492	24,893

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	7,566	24,358
Capital contributions to equity investments	(1,361)	—
Purchases of real estate and equity investments in real estate	(184)	(40,845)
Capital expenditures	(8,355)	(11,768)
Loan to affiliate	—	(8,676)
Proceeds from repayment of loan to affiliate	—	8,676
VAT refunded on purchase of real estate	3,189	—
Proceeds from sales of real estate and securities	5,062	6,014
Funds placed in escrow in connection with the sale of property	—	(3,315)
Funds released from escrow in connection with the sale of property	636	—
Payment of deferred acquisition revenue to affiliate	(120)	(524)

Net cash provided by (used in) investing activities	6,433	(26,080)

Cash Flows — Financing Activities
Distributions paid	(67,987)	(53,432)
Contributions from minority interests	1,957	1,181
Distributions to minority interests	(1,659)	(1,295)
Scheduled payments of mortgage principal	(7,196)	(13,854)
Proceeds from mortgages and credit facilities	122,968	150,383
Prepayments of mortgage principal and credit facilities	(102,427)	(70,590)
Repayment of loan from affiliates	(7,569)	—
Payment of financing costs	(375)	(1,317)
Proceeds from issuance of shares	21,242	4,532
Excess tax benefits associated with stock-based compensation awards	697	1,352
Repurchase and retirement of shares	(5,134)	(21,104)

Net cash used in financing activities	(45,483)	(4,144)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(94)	291

Net increase (decrease) in cash and cash equivalents	8,348	(5,040)
Cash and cash equivalents, beginning of period	12,137	22,108

Cash and cash equivalents, end of period	$20,485	$17,068

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
EBITDA
Investment management	$18,207	$19,961	$48,726	$95,051
Real estate ownership	18,229	17,454	61,170	57,105

Total	$36,436	$37,415	$109,896	$152,156

FFO
Investment management	$17,579	$17,040	$37,704	$83,450
Real estate ownership	15,963	15,184	52,919	46,905

Total	$33,542	$32,224	$90,623	$130,355

EBITDA Per Share (Diluted)
Investment management	$0.45	$0.50	$1.21	$2.39
Real estate ownership	0.45	0.44	1.52	1.44

Total	$0.90	$0.94	$2.73	$3.83

FFO Per Share (Diluted)
Investment management	$0.43	$0.43	$0.94	$2.10
Real estate ownership	0.40	0.38	1.31	1.18

Total	$0.83	$0.81	$2.25	$3.28

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$70,081	$68,098

Adjusted cash flow per share (diluted)			$1.74	$1.71

Distributions declared per share			$1.461	$1.401

Payout ratio (distributions per share/adjusted cash flow per share)			84%	82%

W. P. CAREY & CO. LLC
Financial Results — Adjusted for Comparability (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net Income
Net income — as reported	$19,198	$20,409	$56,147	$73,239

Net income per share (diluted) — as reported	$0.48	$0.53	$1.41	$1.90

Items that affect comparability:
CPA ®: 16 - Global performance adjustment, net (a)	—	—	—	(21,600)
Out of period adjustment (b)	—	(4,800)	—	(3,500)

	—	(4,800)	—	(25,100)

Net income — adjusted for comparability	$19,198	$15,609	$56,147	$48,139

Net income per share (diluted) — adjusted for comparability	$0.48	$0.40	$1.41	$1.27

EBITDA
EBITDA — as reported	$36,436	$37,415	$109,896	$152,156

EBITDA per share (diluted) — as reported	$0.90	$0.94	$2.73	$3.83

Items that affect comparability:
CPA ®: 16 - Global performance adjustment, net (a)	—	—	—	(39,300)

EBITDA — adjusted for comparability	$36,436	$37,415	$109,896	$112,856

EBITDA per share (diluted) — adjusted for comparability	$0.90	$0.94	$2.73	$2.84

FFO
FFO — as reported	$33,542	$32,224	$90,623	$130,355

FFO per share (diluted) — as reported	$0.83	$0.81	$2.25	$3.28

Items that affect comparability:
CPA ®: 16 - Global performance adjustment, net (a)	—	—	—	(42,300)

FFO — adjusted for comparability	$33,542	$32,224	$90,623	$88,055

FFO per share (diluted) — adjusted for comparability	$0.83	$0.81	$2.25	$2.22

Diluted weighted average shares outstanding	40,299,073	39,601,853	40,293,094	39,718,522

Non-GAAP Financial Disclosure
The above table presents Net Income, EBITDA and FFO adjusted for items that affect comparability. We believe that these are useful supplemental measures for comparing our current financial performance with prior periods, although they do not represent net income that is computed in accordance with GAAP. Accordingly, Net Income, EBITDA and FFO adjusted for items that affect comparability should not be considered an alternative for Net Income as an indicator of our financial performance. Net Income, EBITDA and FFO adjusted for items that affect comparability may not be comparable to similarly titled measures of other companies. Net Income adjusted for items that affect comparability consists of net income in accordance with GAAP adjusted for amounts recognized on the achievement of CPA®:16 — Global’s performance criterion as well as an out of period adjustment. A description of EBITDA and FFO and reconciliations to the most directly comparable GAAP measures are provided on the respective pages of this earnings release.

(a)	CPA®:16 — Global performance adjustment, net represents the net of tax impact of previously deferred asset management revenue, structuring revenue and interest income less deferred compensation costs which were recognized during the second quarter of 2007 following the achievement of CPA®:16 — Global’s performance criterion. Adjustments to EBITDA and FFO eliminate the associated provision for income taxes and provision for deferred income taxes, respectively.

(b)	During the third quarter of 2007, we determined that a longer schedule of depreciation/amortization of assets in certain of our equity method investment holdings should appropriately be applied to reflect the lives of the underlying assets rather than the expected holding period of these investments. We concluded that these adjustments were not material to any prior periods’ consolidated financial statements. We also concluded that the cumulative adjustment was not material to the third quarter of 2007, nor to the year ended December 31, 2007. As such, the cumulative effect was recorded in the consolidated statements of income as a one-time cumulative out-of-period adjustment in the third quarter of 2007. The effect of this adjustment for the three and nine months ended September 30, 2007 was to increase net income by approximately $4.8 million and $3.5 million, respectively.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Investment Management
Net income	$11,201	$12,685	$25,255	$49,174
Adjustments:
Provision for income taxes	5,846	11,171	20,186	47,685
Depreciation and amortization	1,160	(3,895)	3,285	(1,808)

EBITDA — investment management	$18,207	$19,961	$48,726	$95,051

EBITDA per share (diluted)	$0.45	$0.50	$1.21	$2.39

Real Estate Ownership
Net income	$7,997	$7,724	$30,892	$24,065
Adjustments:
Interest expense	5,004	5,269	14,579	15,271
(Benefit from) provision for income taxes	(7)	225	219	1,128
Depreciation and amortization	5,235	3,443	15,480	14,828
Reconciling items attributable to discontinued operations	—	793	—	1,813

EBITDA — real estate ownership	$18,229	$17,454	$61,170	$57,105

EBITDA per share (diluted)	$0.45	$0.44	$1.52	$1.44

Total Company
EBITDA	$36,436	$37,415	$109,896	$152,156

EBITDA per share (diluted)	$0.90	$0.94	$2.73	$3.83

Diluted weighted average shares outstanding	40,299,073	39,601,853	40,293,094	39,718,522

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Investment Management
Net income	$11,201	$12,685	$25,255	$49,174
Amortization, deferred taxes and other non-cash charges	2,290	7,114	3,777	32,660
FFO from equity investments	4,088	(2,759)	8,672	1,616

FFO — investment management	$17,579	$17,040	$37,704	$83,450

FFO per share (diluted)	$0.43	$0.43	$0.94	$2.10

Real Estate Ownership
Net income	$7,997	$7,724	$30,892	$24,065
Gain on sale of investment in direct financing lease	(1,103)	—	(1,103)	—
Gain on sale of real estate, net	—	—	—	(962)
Depreciation, amortization and other non-cash charges	6,764	4,228	15,714	15,343
Straight-line and other rent adjustments	(613)	660	715	2,116
Impairment charges	538	2,317	538	2,317
FFO from equity investments	2,551	464	6,679	4,650
Minority investees share of FFO	(171)	(209)	(516)	(624)

FFO — real estate ownership	$15,963	$15,184	$52,919	$46,905

FFO per share (diluted)	$0.40	$0.38	$1.31	$1.18

Total Company
FFO	$33,542	$32,224	$90,623	$130,355

FFO per share (diluted)	$0.83	$0.81	$2.25	$3.28

Diluted weighted average shares outstanding	40,299,073	39,601,853	40,293,094	39,718,522

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2008	2007
Cash flow from operating activities — as reported	$47,492	$24,893
Adjustments:
CPA®:16 - Global performance adjustment, net (a)	(12,291)	9,425
Settlement payment (b)	21,012	—
CPA®:12/14 Merger — payment of taxes (c)	—	20,708
Distributions received from equity investments in real estate in excess of equity income (d)	7,265	8,077
Changes in working capital (c)	6,603	4,995

Adjusted cash flow from operating activities	$70,081	$68,098

Adjusted cash flow per share (diluted)	$1.74	$1.71

Distributions declared per share	$1.461	$1.401

Payout ratio (distributions per share/adjusted cash flow per share)	84%	82%

Diluted weighted average shares outstanding	40,293,094	39,718,522

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	Amounts (paid)/deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met as this revenue was actually earned over a three year period.

(b)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $30 million in the first quarter of 2008, and recognized an offsetting $9 million tax benefit in the same period.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.